                                                                    Exhibit 99.2


                                  CERTIFICATION

Pursuant to 18 U.S.C. section 1350, the undersigned officer of National City Corporation (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: May 14, 2003                      /s/ Jeffrey D. Kelly
                                         -------------------------------------
                                         Name: Jeffrey D. Kelly
                                         Title: Executive Vice President and
                                                Chief Financial Officer